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Exhibit 10.9

Axcelis Technologies, Inc.
Named Executive Officer Base Compensation at March 1, 2009

        This Exhibit discloses the current understandings with respect to base compensation between Axcelis Technologies, Inc. (the "Company") and each of:

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  the Company's principal executive officer (Mary G. Puma),

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  the Company's principal financial officer (Stephen G. Bassett), and

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  the three most highly compensated other executive officers serving as executive officers at December 31, 2008.

        These executive officers are referred to herein as "named executive officers" or "NEOs."

        Other than in the case of Mary G. Puma, the Company has not entered into any written agreements with its named executive officers addressing the amount of base salary due to the executive. The Company's Amended and Restated Employment Agreement with Ms. Puma is listed as Exhibit 10.11 to this Form 10-K (incorporated by reference to Exhibit 10.3 to the Company's Form 10-Q for the quarter ended September 30, 2007 filed on November 8, 2007). The Company maintains that all executive officers, other than Ms. Puma, are employees at will and that the Company has no obligation to continue their employment, other in cases where such obligation arises under the Change of Control Agreements described in our Proxy Statement and filed as an Exhibit to this Form 10-K.

        In the course of the employment relationship with each NEO, the Company communicates to the named executive officer the amount of base salary approved by the Compensation Committee of the Board of Directors, which compensation is subject to change in the discretion of the Compensation Committee of the Board of Directors. The following table sets forth the annual base salary as communicated to the named executive officers of the Company as in effect on March 1, 2009:

Named Executive Officer	Title	Base Salary
Mary G. Puma	President and Chief Executive Officer	$500,000
Stephen G. Bassett	Executive VP and Chief Financial Officer	$300,000
Matthew Flynn	Executive VP, Global Customer Operations	$350,000
Lynnette C. Fallon	Executive VP HR/Legal and General Counsel	$305,000
Kevin Brewer	Executive VP, Manufacturing Operations	$300,000

        The Company has announced 4 weeks of unpaid shutdown in 2009, which will effectively reduce each of the executive officers' base pay by 7.7% in 2009.

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  Exhibit 10.9